Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of VMware, Inc. (“VMware”) by Broadcom Inc. (“Broadcom”).

On May 26, 2022, Broadcom entered into an Agreement and Plan of Merger (the “Merger Agreement”) with:

•	VMware;
•	Verona Holdco, Inc., a Delaware corporation and direct wholly owned subsidiary of VMware (“Holdco”);
•	Verona Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub 1”);
•	Barcelona Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Broadcom (“Merger Sub 2”); and
•	Barcelona Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Broadcom (“Merger Sub 3”).

On November 22, 2023 (the “Acquisition Date”), pursuant to the terms of the Merger Agreement, (i) Merger Sub 1 merged with and into VMware (the “First Merger”), where VMware survived the First Merger and became a wholly owned subsidiary of Holdco, (ii) following the effective time of the First Merger, VMware, the surviving company of the First Merger, converted into a Delaware limited liability company (the “Conversion”), (iii) following the effective time of the Conversion, Merger Sub 2 merged with and into Holdco (the “Second Merger”), where Holdco survived the Second Merger and became a wholly owned subsidiary of Broadcom, and (iv) following the effective time of the Second Merger, Holdco, the surviving company of the Second Merger, merged with and into Merger Sub 3 (the “Third Merger,” and together with the First Merger, the Conversion, and the Second Merger, the “Transaction”), where Merger Sub 3 survived the Third Merger as a wholly owned subsidiary of Broadcom.

As a result of the Transaction, each share of VMware common stock issued and outstanding immediately prior to the effective time of the Second Merger was indirectly converted into the right to receive, at the election of each holder of such share of VMware common stock, and subject to proration in accordance with the Merger Agreement, either:

(a)	$142.50 per share in cash, without interest, or

(b)	0.2520 shares of Broadcom common stock, par value $0.001 per share

The shareholder election was subject to a proration mechanism, such that the total number of shares of VMware common stock entitled to receive the cash consideration, and the total number of shares of VMware common stock entitled to receive the stock consideration, were, in each case, equal to 50% of the aggregate number of shares of VMware common stock issued and outstanding immediately prior to the effective time of the Second Merger.

The Transaction was treated as a business combination for accounting purposes. Broadcom was determined to be the accounting acquirer after taking into account the relative share ownership, the composition of the governing body of the combined entity, and the designation of certain senior management positions. The purchase price of the Transaction was allocated to the assets acquired and liabilities assumed based on their preliminary fair values at the Acquisition Date.

Financing

Broadcom funded the cash consideration through a combination of cash on hand and borrowings under the Credit Agreement referred to below.

On August 15, 2023, Broadcom entered into a credit agreement (the “Credit Agreement”). In connection with the completion of the Transaction, Broadcom entered into an aggregate of $30.4 billion of term facilities, consisting of an $11.2 billion unsecured Term A-2 facility (the “Term A-2 Loan”), an $11.2 billion unsecured Term A-3 facility (the “Term A-3 Loan”), and an $8 billion unsecured Term A-5 facility (the “Term A-5 Loan”, collectively, the “2023 Term Loans”). In connection with the Transaction, Broadcom incurred discounts and financing fees of approximately $398 million.

The term loans under the Term A-2 Loan, Term A-3 Loan and Term A-5 Loan bear interest at a fluctuating rate per annum equal to the Term SOFR reference rate published by the CME term SOFR administrator, plus an applicable rate that varies by facility and is calculated based on Broadcom’s credit ratings and will mature and be payable on the second, third or fifth anniversary, respectively, of the date of the Transaction. Our obligations under the Credit Agreement are unsecured and are not guaranteed by any of our subsidiaries.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF OCTOBER 29, 2023
(dollars and shares outstanding in millions)

	Historical
	Broadcom Inc.	VMware, Inc.			Transaction Accounting Adjustments (Note 4)		Financing Adjustments (Note 6)		Pro Forma Combined
	As of October 29, 2023	As of November 3, 2023	Reclassification Adjustments (Note 2)						As of October 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$14,189	$6,571	$-		$(32,058)	4(a)	$29,993	6(a)	$18,621
					(74)	4(b)
Trade accounts receivable, net	3,154	2,634	1,250	2(a)	(1)	4(s)	-		6,912
					(39)	4(u)
					36	4(v)
					(92)	4(w)
					(30)	4(x)
Inventory	1,898	-	-		-		-		1,898
Due from related parties	-	1,250	(1,250)	2(a)	-		-		-
Other current assets	1,606	555	-		(6)	4(a)	-		2,144
					(21)	4(c)
					(13)	4(r)
					(221)	4(s)
					188	4(t)
					(36)	4(v)
					92	4(w)
Assets held-for-sale	-	-	-		7,153	4(s)	-		7,153
Total current assets	20,847	11,010	-		(25,122)		29,993		36,728

Long-term assets:
Property, plant and equipment, net	2,154	1,634	-		(877)	4(d)	-		2,667
					(3)	4(i)
					(241)	4(s)
Deferred tax assets	-	6,454	(6,454)	2(b)	-		-		-
Goodwill	43,653	9,598	-		(9,598)	4(e)	-		97,542
					(3,357)	4(s)
					57,246	4(f)
Intangible assets, net	3,867	317	-		46,608	4(g)	-		47,816
					(2,976)	4(s)
Due from related parties	-	264	(264)	2(a)	-		-		-
Other long-term assets	2,340	2,962	6,454	2(b)	(1,615)	4(c)	-		3,234
			264	2(a)	(126)	4(h)
					(41)	4(j)
					(357)	4(s)
					(6,459)	4(r)
					(188)	4(t)
Total assets	$72,861	$32,239	$-		$52,894		$29,993		$187,987

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF OCTOBER 29, 2023 – (CONTINUED)
(dollars and shares outstanding in millions)

	Historical
	Broadcom Inc.	VMware, Inc.				Transaction Accounting Adjustments (Note 4)			Financing Adjustments (Note 6)			Pro Forma Combined
	As of October 29, 2023	As of November 3, 2023	Reclassification Adjustments (Note 2)									As of October 29, 2023
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,210	$148	$8	2(a	)	$-			$-			$1,572
			206	2(c	)
Accrued expenses and other	-	1,901	(1,901)	2(c	)	-			-			-
Customer deposits	-	2,926	(2,926)	2(d	)	-			-			-
Unearned revenue	-	6,681	(6,681)	2(d	)	-			-			-
Employee compensation and benefits	935	-	677	2(c	)	(23)	4(k	)	-			1,587
						(2)	4(s	)
Current portion of long-term debt	1,608	1,248	12	2(c	)	2	4(m	)	-			2,867
						(3)	4(s	)
Due to related parties	-	387	(387)	2(a	)	-			-			-
Other current liabilities	3,652	-	379	2(a	)	53	4(a	)	-			13,662
			1,006	2(c	)	(3)	4(l	)
			9,607	2(d	)	(28)	4(h	)
						21	4(n	)
						301	4(p	)
						131	4(r	)
						(1,865)	4(s	)
						173	4(t	)
						(39)	4(u	)
						274	4(g	)
Liabilities held-for-sale	-	-	-			3,178	4(s	)	-			3,178
Total current liabilities	7,405	13,291	-			2,170			-			22,866

Long-term liabilities:
Long-term debt	37,621	8,205	41	2(e	)	(2)	4(i	)	29,993	6(a	)	73,853
						45	4(m	)
						(1,250)	4(l	)
						(785)	4(o	)
						(15)	4(s	)
Unearned revenue	-	5,250	(5,250)	2(f	)	-			-			-
Income tax payable	-	376	(376)	2(f	)	-			-			-
Operating lease liabilities	-	754	(754)	2(f	)	-			-			-
Due to related parties	-	506	(506)	2(a	)	-			-			-
Other long-term liabilities	3,847	467	(41)	2(e	)	(78)	4(h	)	-			13,181
			6,380	2(f	)	21	4(k	)
			506	2(a	)	(1,293)	4(s	)
						3,545	4(r	)
						(173)	4(t	)
Total liabilities	48,873	28,849	-			2,185			29,993			109,900

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF OCTOBER 29, 2023 – (CONTINUED)
(dollars and shares outstanding in millions)

Historical
	Broadcom Inc.	VMware, Inc.		Transaction Accounting Adjustments (Note 4)		Financing Adjustments (Note 6)	Pro Forma Combined
	As of October 29, 2023	As of November 3, 2023	Reclassification Adjustments (Note 2)				As of October 29, 2023

Stockholders’ equity:
Preferred stock	-	-	-	-		-	-
Common stock	-	-	-	-		-	-
Class A common stock	-	4	-	(4)	4(q)	-	-
Additional paid-in capital	21,099	1,714	-	54,173	4(a)	-	75,272
				(1,714)	4(q)
Retained earnings	2,682	1,679	-	(86,290)	4(a)	-	2,608
				(74)	4(b)
				(1,636)	4(c)
				(877)	4(d)
				(9,598)	4(e)
				57,246	4(f)
				46,334	4(g)
				(20)	4(h)
				(1)	4(i)
				(41)	4(j)
				2	4(k)
				1,253	4(l)
				(47)	4(m)
				(21)	4(n)
				785	4(o)
				(301)	4(p)
				1,711	4(q)
				(10,148)	4(r)
				(30)	4(x)
Accumulated other comprehensive income (loss)	207	(7)	-	7	4(q)	-	207
Total stockholders’ equity	23,988	3,390	-	50,709		-	78,087
Total liabilities and equity	$72,861	$32,239	$-	$52,894		$29,993	$187,987

Shares of common stock issued and outstanding	414	432	-	54	4(a)	-	468
				(432)	4(q)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 29, 2023
(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.	Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)	Pro Forma Combined
	For the Year Ended	For the Twelve Months Ended						For the Year Ended
	October 29, 2023	November 3, 2023						October 29, 2023
Net revenue:
Products	$27,891	$-	$-		$-		$-	$27,891
Subscriptions and services	7,928	-	13,852	2(g)	(1,643)	5(a)	-	20,193
					56	5(l)
License	-	2,521	(2,521)	2(g)	-		-	-
Subscription and SaaS	-	5,057	(5,057)	2(g)	-		-	-
Services	-	6,274	(6,274)	2(g)	-		-	-
Total net revenue	35,819	13,852	-		(1,587)		-	48,084

Cost of revenue:
Cost of products sold	8,636	-	-		-		-	8,636
Cost of subscriptions and services	636	-	2,560	2(h)	(326)	5(a)	-	2,706
					(165)	5(b)
					(70)	5(c)
					78	5(d)
					(1)	5(j)
					(6)	5(i)
Cost of license revenue	-	152	(152)	2(h)	-		-	-
Cost of subscription and SaaS revenue	-	811	(811)	2(h)	-		-	-
Cost of services revenue	-	1,597	(1,597)	2(h)	-		-	-
Amortization of acquisition-related intangible assets	1,853	-	-		4,635	5(b)	-	6,488
Restructuring charges	4	-	-		-		-	4
Total cost of revenue	11,129	2,560	-		4,145		-	17,834

Gross margin	24,690	11,292	-		(5,732)		-	30,250

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 29, 2023 – (CONTINUED)
(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.	Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)	Pro Forma Combined
	For the Year Ended	For the Twelve Months Ended						For the Year Ended
	October 29, 2023	November 3, 2023						October 29, 2023
Research and development	5,253	3,395	-		(414)	5(a)	-	8,588
					(10)	5(b)
					(72)	5(c)
					441	5(d)
					(1)	5(j)
					(4)	5(i)
Selling, general and administrative	1,592	-	5,684	2(i)	(640)	5(a)	-	5,700
					(55)	5(b)
					(150)	5(c)
					(64)	5(d)
					(728)	5(e)
					74	5(h)
					(1)	5(j)
					(12)	5(i)
Sales and marketing	-	4,452	(4,452)	2(i)	-		-	-
General and administrative	-	1,232	(1,232)	2(i)	-		-	-
Amortization of acquisition-related intangible assets	1,394	-	-		2,504	5(b)	-	3,898
Restructuring and other charges	244	-	1	2(j)	-		-	245
Realignment	-	1	(1)	2(j)	-		-	-
Total operating expenses	8,483	9,080	-		868		-	18,431

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 29, 2023 – (CONTINUED)
(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.	Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)		Pro Forma Combined
	For the Year Ended	For the Twelve Months Ended							For the Year Ended
	October 29, 2023	November 3, 2023							October 29, 2023
Operating income	16,207	2,212	-		(6,600)		-		11,819
Investment income	-	251	(251)	2(k)	-		-		-
Interest expense	(1,622)	(320)	-		(92)	5(f)	(2,184)	6(b)	(4,218)
					-	5(j)
Other income, net	512	76	251	2(k)	-		-		839
Income from continuing operations before income taxes	15,097	2,219	-		(6,692)		(2,184)		8,440
Provision for income taxes	1,015	485	-		(714)	5(g)	(385)	5(g)	401
Net income from continuing operations attributable to common stock	$14,082	$1,734	$-		$(5,978)		$(1,799)		$8,039

Net income from continuing operations per share attributable to common stock:
Basic	$33.93								$17.14	5(k)
Diluted	$32.98								$16.64	5(k)

Weighted-average shares used in per share calculations:
Basic	415								469
Diluted	427								483

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The historical information of Broadcom and VMware is presented in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed combined balance sheet as of October 29, 2023 is prepared using the historical audited consolidated balance sheet of Broadcom as of October 29, 2023 and the historical unaudited condensed consolidated balance sheet of VMware as of November 3, 2023 giving effect to (i) the Transaction as if it had been completed on October 29, 2023 and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statement of operations for the year ended October 29, 2023 gives effect to (i) the Transaction as if it had been completed on October 31, 2022, the beginning of Broadcom’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. As the difference between Broadcom’s and VMware’s fiscal year-end dates is less than one fiscal quarter, the unaudited pro forma condensed combined statement of operations for the year ended October 29, 2023 is prepared using Broadcom’s audited consolidated statement of operations for the year ended October 29, 2023 and VMware’s unaudited condensed combined statement of income for the twelve months ended November 3, 2023, which is derived by adding the audited consolidated statement of income for the year ended February 3, 2023 and unaudited condensed consolidated statement of income for the nine months ended November 3, 2023 and subtracting the unaudited condensed consolidated statement of income for the nine months ended October 28, 2022, as permitted under Rule 11-02 of Regulation S-X.

The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Broadcom treated as the accounting acquirer for the Transaction.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of Broadcom following the Transaction. In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of VMware, Broadcom used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The purchase price allocation relating to the Transaction is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or of any integration costs. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Broadcom following the Transaction.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the separate historical audited consolidated financial statements of Broadcom as of and for the year ended October 29, 2023, included in Broadcom’s Annual Report on Form 10-K filed with the SEC on December 14, 2023;

•
the separate historical audited consolidated financial statements of VMware as of and for the year ended February 3, 2023, included in VMware’s Annual Report on Form 10-K filed with the SEC on March 28, 2023, incorporated by reference in Exhibit 99.1 of this 8/K-A;

•	the separate historical unaudited condensed consolidated financial statements of VMware as of and for the nine months ended November 3, 2023, included in Exhibit 99.2 of this 8/K-A; and

•
the separate historical unaudited condensed consolidated financial statements of VMware as of and for the nine months ended October 28, 2022, included in VMware’s Quarterly Report on Form 10-Q filed with the SEC on December 2, 2022.

2.	Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Broadcom’s audited financial statements as of and for the year ended October 29, 2023. Certain reclassifications are reflected in the pro forma adjustments to conform VMware’s presentation to Broadcom’s in the unaudited pro forma condensed combined balance sheet and statement of operations. These reclassifications have no effect on previously reported total assets, total liabilities and shareholders’ equity, or net income of Broadcom or VMware.

The following reclassification adjustments were made to conform VMware’s presentation to Broadcom’s presentation:

(a)	Represents the reclassification of the related party balances of VMware with Dell since VMware and Dell are no longer considered related parties as a result of the Transaction.

(b)	Represents the reclassification of deferred tax assets to other long-term assets.

(c)
Represents the reclassification of accrued expenses to accounts payable, employee compensation and benefits, current portion of long-term debt for the current portion of finance lease liabilities, and other current liabilities largely comprised of the current portion of income tax payable, accrued commissions, accrued rebates, short-term lease liabilities, and the current portion of interest payable.

(d)	Represents the reclassification of customer deposits and the current portion of unearned revenue balances to other current liabilities.

(e)	Represents the reclassification of long-term finance lease liabilities from other long-term liabilities to long-term debt.

(f)	Represents the reclassification of unearned revenue - non-current, income tax payable, and operating lease liabilities to other long-term liabilities.

(g)	Represents the reclassification of license revenue, subscription and SaaS revenue, and services revenue to subscriptions and services revenue.

(h)	Represents the reclassification of cost of license revenue, cost of subscription and SaaS revenue, and cost of services revenue to cost of subscriptions and services revenue (referred to as CoSS).

(i)	Represents the reclassification of sales and marketing expense and general and administrative expense to selling, general and administrative expense (referred to as SG&A).

(j)	Represents the reclassification of realignment expense to restructuring and other charges.

(k)	Represents the reclassification of investment income to other income, net.

3.	Calculation of Merger Consideration and Preliminary Purchase Price Allocation of the Transaction

The fair value of the merger consideration transferred on the Acquisition Date includes (i) the fair value of approximately 54 million shares of Broadcom common stock transferred to VMware stockholders, (ii) the value of the cash consideration paid to VMware stockholders, (iii) the repayment of VMware’s outstanding debt, (iv) the fair value of assumed VMware equity awards attributable to pre-combination services, (v) the fair value of settled VMware equity awards attributable to pre-combination services, and (vi) the effective settlement of the pre-existing relationship between VMware and Broadcom. The calculation of the merger consideration is as follows:

Consideration Transferred	(dollars in millions)
Fair value of Broadcom common stock issued for outstanding VMware common stock (1)	$53,398
Cash paid for outstanding VMware common stock (2)	30,788
Cash paid by Broadcom to retire VMware’s term loan (3)	1,257
Fair value of partially vested assumed VMware equity awards (4)	805
Fair value of Broadcom common stock issued for accelerated VMware equity awards (5)	23
Cash paid for accelerated VMware equity awards (6)	13
Effective settlement of pre-existing relationships (7)	6
Total merger consideration	$86,290

(1)
Represents the stock consideration paid to VMware stockholders for stock election shares. As outlined in the Merger Agreement, each stock election share settled at closing was exchanged for 0.2520 shares of Broadcom common stock. The stock consideration paid for the stock election shares was determined by multiplying the number of shares of Broadcom common stock issued, approximately 54 million shares, by the closing price of Broadcom common stock as of November 21, 2023.

(2)
Represents the cash consideration paid to VMware stockholders for cash election shares. As outlined in the Merger Agreement, each cash election share settled at closing was exchanged for $142.50. The amount of cash consideration paid for the cash election shares was determined by multiplying the number of cash election shares, 216 million shares, by the per share cash consideration.

(3)	Represents the pay-off amount for the repayment of VMware’s senior unsecured term loan facility and revolving credit facility.

(4)
Represents the fair value of VMware restricted stock unit awards (other than those held by non-employee members of VMware’s Board of Directors) and performance stock unit awards attributable to pre-combination services. As outlined in the Merger Agreement, each outstanding non-director VMware restricted stock unit award and performance stock unit award were assumed by Broadcom and converted into a number of restricted stock units denominated in shares of Broadcom common stock. The pre-combination fair value of Broadcom restricted stock units issued in connection with the Transaction was $805 million.

(5)
Represents the stock consideration paid to settle VMware stock options and VMware restricted stock unit awards held by non-employee members of VMware’s Board of Directors (“Director RSUs”) that is attributable to pre-combination services. As outlined in the Merger Agreement, each net option share and Director RSU settled at closing was exchanged for 0.1260 shares of Broadcom common stock. The pre-combination fair value of Broadcom common stock issued in connection with the Transaction to settle VMware stock options and Director RSUs was $23 million.

(6)
Represents the cash consideration paid to settle VMware stock options and Director RSUs that is attributable to pre-combination services. As outlined in the Merger Agreement, each net option share and Director RSU settled at closing was exchanged for $71.25. The pre-combination fair value of cash consideration paid in connection with the Transaction to settle VMware stock options and Director RSUs was $13 million.

(7)	Represents the effective settlement of a pre-existing relationship between VMware and Broadcom where Broadcom was a customer to VMware.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, VMware’s identifiable assets acquired and liabilities assumed by Broadcom have been recorded at the acquisition date fair values and added to those of Broadcom. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and are prepared to illustrate the estimated effect of the Transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the merger consideration to VMware’s identifiable tangible and intangible assets acquired and liabilities assumed by Broadcom, as if the Transaction had been completed on October 29, 2023, based on the unaudited condensed consolidated balance sheet of VMware as of November 3, 2023, with the excess recorded as goodwill:

(dollars in millions)
Cash and cash equivalents	$6,571
Trade accounts receivable, net	3,758
Other current assets	544
Assets held-for-sale	7,153
Property, plant and equipment, net	513
Intangible assets, net	43,949
Other long-term assets	894
Total assets	$63,382
Accounts payable	(362)
Employee compensation and benefits	(652)
Current portion of long-term debt	(1,259)
Other current liabilities	(9,957)
Liabilities held-for-sale	(3,178)
Long-term debt	(6,239)
Other long-term liabilities	(9,334)
Total liabilities	$(30,981)
Net assets acquired (a)	32,401
Estimated purchase consideration (b)	$86,290
Estimated goodwill (b) - (a)	$53,889

Goodwill represents the excess of the merger consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to planned growth in new markets, and synergies expected to be achieved from the combined operations of Broadcom and VMware. Goodwill recognized in the Transaction is not expected to be deductible for tax purposes.

4.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)
Represents the total merger consideration of $86,290 million, consisting of (i) stock consideration of $53,398 million for stock election shares, (ii) cash consideration of $30,788 million for cash election shares, (iii) repayment of the outstanding principal and accrued interest balance under VMware’s senior unsecured term loan facility and the accrued commitment fee under VMware’s revolving credit facility of $1,257 million by Broadcom, (iv) issuance of Broadcom restricted stock unit awards with an estimated fair value of $805 million attributable to pre-combination services, $752 million of which is classified as equity and $53 million of which is classified as liability, (v) stock consideration paid to holders of VMware stock options and Director RSUs with an estimated fair value of $23 million attributable to pre-combination services, (vi) cash consideration paid to holders of VMware stock options and Director RSUs with an estimated fair value of $13 million attributable to pre-combination services, and (vii) settlement of a pre-existing relationship of $6 million.

(b)	Reflects the adjustment to cash and cash equivalents and Broadcom’s retained earnings to record the estimated transaction costs to be incurred by Broadcom in connection with the Transaction.

(c)	Reflects the elimination of VMware’s historical deferred commission balances as these balances are considered in the fair value measurement of any customer relationships.

(d)
Represents the net adjustment to the estimated fair value of property, plant and equipment of VMware. Preliminary property, plant and equipment fair values in the pro forma financial information are provided in the table below. The depreciation expense related to these assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 5(c).

Property, Plant and Equipment	Approximate Fair Value	Estimated Useful Life
	(dollars in millions)	(in years)
Real property	$214	22
Personal property	244	5
Other personal property	24	5
Assets held-for-sale	224	n/a
Total	$706
Eliminate historical VMware property, plant and equipment carrying value	(1,583)
Adjustment	$(877)

(e)	Represents the elimination of VMware’s historical goodwill balance.

(f)
Represents the preliminary estimate of goodwill based on the preliminary purchase price allocation, including $3,357 million of goodwill attributed to assets held-for-sale, as further described in Note 4(s).

(g)
Represents the net adjustment to the estimated fair value of intangible assets acquired in the Transaction and the adjustment to write off deferred contra revenue and recognize an intangible asset for the off-market component of customer contracts based on the estimated fair value as of the Acquisition Date. Preliminary identifiable intangible assets in the pro forma financial information are provided in the table below. The amortization related to these identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 5(b) and 5(l).

Intangible Assets	Approximate Fair Value	Estimated Useful Life
	(dollars in millions)	(in years)
Developed technology	$22,950	6
In-process research and development	4,970	n/a
Customer contracts and related relationships	14,664	6
Trade names/trademarks/domain names (Brand Assets)	1,150	12
Off-market component of customer contracts	215	2
Assets held-for-sale	2,976	n/a
Total	$46,925
Eliminate historical VMware intangible assets carrying value	(317)
Adjustment	$46,608

(h)
Represents the adjustment to the right-of-use (ROU) assets and lease liabilities of VMware’s operating leases. VMware’s acquired ROU assets and lease liabilities are measured and recognized based on remaining future lease payments as of the Acquisition Date using Broadcom’s incremental borrowing rates. The lease expense related to VMware’s operating leases is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 5(i).

(i)
Represents the adjustment to the ROU assets and lease liabilities of VMware’s finance leases. VMware’s acquired ROU assets and lease liabilities are measured and recognized based on remaining future lease payments as of the Acquisition Date using Broadcom’s incremental borrowing rates. The depreciation expense and interest expense related to VMware’s finance leases are reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 5(j).

(j)	Represents the adjustment to the estimated fair value of strategic investments.

(k)	Represents the adjustment to the estimated fair value of post-employment benefits.

(l)
Represents the elimination of outstanding principal and accrued interest balance related to VMware’s senior unsecured term loan facility, which was paid off by Broadcom concurrent with the closing of the Transaction.

(m)
Represents the elimination of VMware’s unamortized debt issuance costs and discount balance associated with VMware’s senior unsecured term loan facility, which was paid off by Broadcom at the Acquisition Date, as well as VMware’s senior notes, which were assumed by Broadcom and adjusted to the estimated fair value as of the Acquisition Date as described in Note 4(o) below.

(n)	Represents the adjustment to the cash settlement value of the derivative instruments.

(o)	Represents the net adjustment to the estimated fair value of VMware’s senior notes assumed in connection with the Transaction.

(p)
Represents the recognition of an excise tax liability that VMware incurred in connection with the Transaction. Specifically, the retirement of VMware common stock on the Acquisition Date qualified as a buyback subject to excise tax.

(q)	Represents the elimination of VMware’s historical equity. Adjustments to total stockholders’ equity include the following:

	Common Stock	Additional Paid-in Capital	Retained Earnings		Accumulated Other Comprehensive Income (Loss)
	(dollars in millions)
Historical equity balances of VMware	$4	$1,714	$1,679		$(7)
Purchase price allocation adjustments	-	-	(3,390)	*	-
Elimination of remaining VMware equity balance	(4)	(1,714)	1,711		7
Estimated value of equity consideration	-	54,173	-		-
Estimated Broadcom related transaction costs	-	-	(74)	**	-
Historical equity balances of Broadcom	-	21,099	2,682		207
Pro forma equity balances of combined company	$-	$75,272	$2,608		$207
* Impact of 4(a), 4(c), 4(d), 4(e), 4(f), 4(g), 4(h), 4(i), 4(j), 4(k), 4(l), 4(m), 4(n), 4(o), 4(p), 4(r), and 4(x)
** Impact of 4(b)

(r)
Represents income tax-related adjustments. The adjustment to the deferred tax asset and the deferred tax liability balances are associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets. Deferred taxes are established based on a blended statutory tax rate based on jurisdictions where income is generated. The effective tax rate of Broadcom following the Transaction could be significantly different (either higher or lower) depending on post-acquisition activities, including the geographical mix of income.

(s)
Represents the estimated fair value of the assets and liabilities, primarily of VMware’s end-user computing business and other real property, which meet the definition of held-for-sale and are reported as assets and liabilities held-for-sale. Broadcom expects the held-for-sale businesses and real property to be sold within a year from the Acquisition Date. Although it is probable that Broadcom will sell the held-for-sale businesses and real property within a year from the Acquisition Date, unforeseen events or circumstances in the future could cause this expectation to change. While unlikely, if the probability of disposing of these businesses changes significantly, these businesses may no longer be classified as held-for-sale impacting the presentation as discontinued operations.

Held-for-Sale
(dollars in millions)
Assets
Prepaid expenses	$377
Property, plant and equipment, net	224
Goodwill	3,357
Intangibles	2,976
ROU assets	213
Other assets	6
Total assets held-for-sale	$7,153

Liabilities
Lease liability	215
Deferred revenue	2,390
Other liabilities	573
Total liabilities held-for-sale	$3,178

(t)
Represents the reclassification of long-term assets and liabilities to short-term assets and liabilities as a result of the planned termination of VMware’s non-qualified deferred compensation plan. Based on the proposed termination date and subsequent cash distribution of plan assets, the assets and liabilities of the plan are reclassified to short-term assets and short-term liabilities, respectively.

(u)	Represents a policy alignment adjustment to net accounts receivable against the corresponding deferred revenue balances for unfulfilled orders.

(v)	Represents a policy alignment adjustment to reclassify contract assets to unbilled receivables for services performed for which the right to consideration is unconditional.

(w)	Represents a policy alignment adjustment to reclassify unbilled receivables to contract assets for contracts where the right to consideration is conditional on performing additional services.

(x)	Represents the adjustment to the estimated fair value of trade accounts receivable as of the Acquisition Date.

5.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)
Represents an adjustment to eliminate the operating results, primarily of VMware’s end-user computing business, that met the held-for-sale criteria as of the Acquisition Date. Results of these business units will be reflected as discontinued operations in Broadcom’s future filings.

Discontinued Operations
(dollars in millions)
Subscription and services	$1,643
Cost of subscriptions and services	(326)
Gross margin	1,317

Research and development	414
Selling, general and administrative	640
Total operating expenses	$1,054

Operating income	$263

(b)
Represents the adjustment to record elimination of historical amortization expense and recognition of new amortization expense related to identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense was calculated based on the estimated fair value of each of the identifiable intangible assets and the periods in which the associated economic benefits are expected to be derived. Amortization expense is allocated between amortization of acquisition-related intangible assets - cost of revenue (referred to as ACoR) and amortization of acquisition-related intangible assets - operating expenses (referred to as AOE) based on the nature of activities associated with the intangible assets acquired.

The adjustment for the amortization expense is as follows:

	For the Year Ended October 29, 2023
	CoSS	R&D	SG&A	ACoR	AOE
	(dollars in millions)
Reversal of VMware’s historical amortization expense	$(165)	$(10)	$(55)	$-	$-
Amortization of purchased identifiable intangible assets	-	-	-	4,635	2,504
Total intangible asset amortization adjustment	$(165)	$(10)	$(55)	$4,635	$2,504

(c)
Represents the adjustment to record elimination of historical depreciation expense and recognition of new depreciation expense based on the estimated fair value of property, plant and equipment as of the Acquisition Date. The depreciation of property, plant and equipment is calculated based on the estimated fair value of each asset and the associated remaining useful lives as discussed in Note 4(d) above. Depreciation expense is allocated among CoSS, research and development (referred to as R&D), and SG&A based upon the nature of activities associated with the use of the property, plant and equipment.

The adjustment for the depreciation expense is as follows:

	For the Year Ended October 29, 2023
	CoSS	R&D	SG&A
	(dollars in millions)
Reversal of VMware’s historical depreciation expense	$(85)	$(88)	$(183)
Depreciation of acquired property, plant and equipment	15	16	33
Total depreciation expense adjustment	$(70)	$(72)	$(150)

(d)
Represents the adjustment to record the elimination of historical VMware stock-based compensation expense and recognition of new stock-based compensation expense for the post-combination portion of VMware’s stock options, restricted stock unit awards and performance stock unit awards. Since the VMware outstanding stock options and Director RSUs have been settled and require no further service, the entire post-combination portion of such awards is recognized as a compensation expense immediately after the closing of the Transaction. This is a non-recurring adjustment. The income tax benefit resulting from this adjustment is $0.3 million using Broadcom’s statutory tax rate of 18%.

VMware’s performance stock unit awards and restricted stock unit awards (other than Director RSUs) are assumed and converted into approximately 5 million Broadcom restricted stock unit awards with an estimated fair value of $3,515 million, of which $2,711 million is attributable to post-combination services and will be recognized as compensation expense. Broadcom restricted stock unit awards are subject to the same terms and conditions applicable to the corresponding VMware equity awards, including vesting terms. Therefore, the post-combination portion of Broadcom restricted stock unit awards has been recognized as stock-based compensation expense ratably over the remaining vesting period. With respect to any Broadcom restricted stock unit award that replaces a VMware performance stock unit award, vesting is no longer subject to the achievement of performance goals or metrics and is solely based on providing continued services to Broadcom and its affiliates, including VMware, through the end of the applicable performance period.

The following table reflects the elimination of VMware’s historical stock-based compensation expense and the recognition of stock-based compensation expense based on the fair value of Broadcom restricted stock unit awards. Stock-based compensation expense is allocated among CoSS, R&D and SG&A based upon the nature of the associated activities.

The adjustment for the stock-based compensation expense is as follows:

	For the Year Ended October 29, 2023
	CoSS	R&D	SG&A
	(dollars in millions)
Reversal of VMware’s historical stock-based compensation expense	$(123)	$(622)	$(543)
Post-combination stock-based compensation expense	201	1,063	479
Total stock-based compensation expense adjustment	$78	$441	$(64)

(e)	Represents the reversal of historical deferred commission amortization expense related to the elimination in Note 4(c) above.

(f)
Represents the reversal of VMware’s historical interest expense, including the amortization of debt issuance costs. This adjustment also reflects the addition of the estimated interest expense based on the estimated fair value of VMware debt assumed by Broadcom.

For the Year Ended October 29, 2023
(dollars in millions)
Reversal of VMware’s historical interest expense and amortization of debt issuance costs	$(320)
Interest expense on the fair value of VMware debt assumed by Broadcom	412
Total interest expense adjustment	$92

(g)
Represents the income tax benefit resulting from the aggregate increase in expenses due to the transaction accounting adjustments and financing adjustments described herein. As a result of the corresponding decrease in income before income taxes in the statement of operations for the year ended October 29, 2023, an income tax benefit is recognized. A blended statutory tax rate of approximately 11% is assumed for the amortization of intangible assets, and a blended statutory tax rate of approximately 18% is assumed for all other pro forma adjustments. The applicable blended statutory tax rates are based on the jurisdictions in which the assets are located and are not necessarily indicative of the effective tax rate of Broadcom following the Transaction, which could be significantly different depending on post-acquisition activities, including the geographical mix of income.

(h)
Reflects the total estimated transaction costs for Broadcom that have not yet been recognized in the statement of operations for the year ended October 29, 2023. Transaction costs are expensed as incurred and reflected as if incurred on October 31, 2022, the date the Transaction is assumed to have been completed for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item. The income tax benefit resulting from this adjustment is $13 million using Broadcom’s statutory tax rate of 18%.

(i)	Represents the adjustment to lease expense for the remeasured operating leases noted in 4(h) above.

(j)	Represents the adjustment to depreciation expense and interest expense for the remeasured finance leases noted in 4(i) above.

(k)
Represents the pro forma basic net income from continuing operations per share attributable to common stock calculated using the historical basic weighted average shares of Broadcom common stock outstanding, adjusted for additional shares to be issued to holders of VMware common stock and holders of VMware equity awards to consummate the Transaction. Pro forma diluted net income from continuing operations per share attributable to common stock is calculated using the historical diluted weighted average shares of Broadcom common stock outstanding, adjusted for the additional shares to be issued to holders of VMware common stock and holders of VMware equity awards, including the potential dilutive effect of the additional Broadcom restricted stock unit awards to be issued in conjunction with the Transaction.

For the Year Ended October 29, 2023
Numerator:	(dollars in millions, except per share data)
Net income from continuing operations attributable to common stock	$8,039

Denominator:
Historical Broadcom weighted average shares outstanding (basic)	415
Shares of Broadcom common stock to be issued to VMware stockholders pursuant to the Merger Agreement	54
Shares of Broadcom common stock to be issued to holders of VMware equity awards pursuant to the Merger Agreement	-
Pro forma weighted average shares (basic)	469

Historical Broadcom weighted average shares outstanding (diluted)	427
Shares of Broadcom common stock to be issued to VMware stockholders pursuant to the Merger Agreement	54
Shares of Broadcom common stock to be issued to holders of VMware equity awards pursuant to the Merger Agreement	-
Dilutive impact of Broadcom’s restricted stock unit awards to be issued to replace VMware’s restricted stock unit awards and performance stock unit awards	2
Pro forma weighted average shares (diluted)	483

Pro forma net income from continuing operations per share attributable to common stock:
Basic	$17.14
Diluted	$16.64

(l)
Represents the adjustment to record elimination of historical amortization of deferred contra revenue and recognition of new amortization of the off-market component of customer contracts as a reduction in revenue. The amortization amount was calculated based on the estimated fair value of the intangible asset and the periods in which the associated economic benefits are expected to be derived.

6.	Financing Adjustments

(a)
Reflects the $30.4 billion of new debt issued by Broadcom under the Credit Agreement in connection with the Transaction, net of capitalized costs of $398 million. Broadcom entered into the Credit Agreement on the Acquisition Date. The new debt is classified as long-term debt based on the terms of the Credit Agreement.

(b)
To record estimated interest expense, including the amortization of capitalized costs, related to the adjustment in Note 6(a) above. The new debt is assumed to be outstanding for the entire year ended October 29, 2023. The borrowings under the Credit Agreement will bear interest at a fluctuating rate per annum equal to the Term SOFR reference rate published by the CME term SOFR administrator, plus an applicable rate that varies by facility and is calculated based on Broadcom’s credit ratings.

The interest rate assumed for purposes of preparing this pro forma financial information is 6.4679% for the Term A-2 Loan, 6.5929% for the Term A-3 Loan and 6.9679% for the Term A-5 Loan, respectively. The interest rate assumed for each facility represents the 1-month Term SOFR reference rate published by the CME term SOFR administrator as of November 27, 2023, plus 1.1250% for the Term A-2 Loan, 1.2500% for the Term A-3 Loan, and 1.6250% for the Term A-5 Loan, respectively. In addition to the interest expense, the adjustments also include adjustments for additional fees.

A sensitivity analysis on interest expense for the year ended October 29, 2023 has been performed to assess the effect of a 12.5 basis point change in the variable interest rate would have on interest expense. The following table shows the impact of the change in interest expense for the new debt:

For the Year Ended October 29, 2023
(dollars in millions)
Increase of 0.125%	$38
Decrease of 0.125%	$(38)